Exhibit 10.1

AMENDMENT NO. 1 TO CREDIT AND GUARANTEE AGREEMENT

This Amendment No. 1 to Credit and Guarantee Agreement (this “Agreement”) is entered into as of March 3, 2025, to be effective as of March 3, 2025, 2025 (the “Effective Date”) by and among OPAL FUELS INTERMEDIATE HOLDCO LLC, a Delaware limited liability company (the “Borrower”), each entity party hereto as a “Guarantor” (each individually a “Guarantor” and, collectively, the “Guarantors”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) and the Lenders and LC Issuers party hereto (constituting unanimous Lenders and LC Issuers).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guarantee Agreement, dated as of September 1, 2023, by and among the Borrower, the Administrative Agent, the financial institutions from time to time parties thereto as lenders (collectively, the “Lenders”) and as issuers of letters of credit (collectively, the “LC Issuers”), and the other agents and persons from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).
WHEREAS, the Borrower requests that the Administrative Agent (with the consent in writing of all Lenders), the Lenders and LC Issuers consent and agree to certain amendments and modifications to the Credit Agreement, in each case as set forth in and subject to the terms and conditions of this Agreement.
WHEREAS, subject to the terms and conditions of this Agreement, the parties hereto have agreed to amend the Credit Agreement as set forth herein, subject to the satisfaction of the conditions precedent to effectiveness set forth in Section 5 hereof.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Definitions. All capitalized terms used, but not otherwise defined, herein, including in the introductory and recital paragraphs above, shall have the meanings assigned thereto, directly or by reference, in the Credit Agreement. The rules of interpretation contained in Sections 1.2 to 1.9 of the Credit Agreement shall apply to this Agreement as if set forth in this Agreement.
SECTION 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the parties hereto hereby agree as follows:
(a) New Definitions. The following new defined terms are hereby added to Section 1.1 of the Credit Agreement in alphabetical order:
““Permitted Replacement Equity” means (i) a preferred equity investment in Sponsor, or (ii) a preferred equity investment in a Restricted Preferred Equity Entity, provided that (A) such preferred equity investment is unsecured, (B) such preferred equity investment shall not have a maturity date (or other longstop date pursuant to which the preferred equity investment is to be redeemed or repaid), (C) the terms and conditions of such preferred equity investment shall not adversely affect the Secured Parties’ rights or remedies under the Loan Documents and (D) any redemption or other repayment of the preferred equity investment shall not be permitted to occur prior the fifth anniversary of the issuance date of such preferred equity investment instrument.”
““Restricted Preferred Equity Entity” means a Person (other than an individual) that satisfies each of the following conditions: (i) such Person has executed a Joinder Agreement to become a New Guarantor and executed a Joinder Agreement to the Security Agreement that satisfy the conditions of Section 4.2(e)(viii) and (ix) hereof, (ii) 100% of the common ownership interests in such entity have been pledged to Collateral Agent by a Subsidiary of Borrower, (iii) such Person has pledged one hundred percent (100%) of the ownership interests in its direct Subsidiaries to Collateral Agent, and (iv) such Person is Controlled by Borrower (provided, however, that the right to exercise "major decision" approval or negative control rights customarily provided to preferred investors or non-managing members shall not in and of itself be deemed to constitute Control).”

(b) Amended and Restated Definitions: Section 1.1 of the Credit Agreement is hereby amended by deleting the following defined terms in their entirety and inserting the following in lieu thereof:
““Cash Flow” means, with respect to the Borrower and the Restricted Persons on a Consolidated basis, for any period of determination, the sum of (a) EBITDA for such period, plus (b) (without duplication) cash proceeds of any dispositions of any investment tax credits or Clean Fuel Production Tax Credits (45Z), or any cash received directly for any Clean Fuel Production Tax Credits (45Z), in each case of the foregoing clauses (a) and (b), received by any Restricted Person (other than a Restricted Joint Venture, except to the extent distributed to a Guarantor or Borrower) in cash during such period; provided that, to the extent any cash proceeds of investment tax credits or Clean Fuel Production Tax Credits (45Z), or any cash received directly for any Clean Fuel Production Tax Credits (45Z), are reimbursed, refunded, disgorged or otherwise transferred to any Person that is not a Restricted Person (whether as a result of recapture, change in law or otherwise), such cash proceeds and any related costs, to the extent not otherwise deducted in determining EBITDA for the applicable period, shall be deemed to reduce “Cash Flow” by the amount of cash proceeds reimbursed, refunded, disgorged or otherwise transferred.”
““Delayed Draw Term Loan Permitted Use” means any of the following:
(a) to make a distribution to the Sponsor after September 30, 2025 to pay outstanding obligations under the Preferred Equity (other than any Permitted Replacement Equity);
(b) to finance Project Costs of the Restricted Persons in connection with a Qualified Construction Project;
(c) to finance capital expenditures of the Restricted Persons in connection with CNG Fueling Stations, in an aggregate amount not to exceed $40,000,000; and
(d) to finance the purchase of equipment and certain other assets by the Restricted Persons to be used by the Restricted Persons in connection with the acquisition, creation, preservation and/or qualification of investment tax credits or any other tax, environmental or other incentive credits in an aggregate amount not to exceed $35,000,000.”
““Excluded Equity” means (a) all Equity in or issued by any Restricted Joint Venture, (b) voting Equity in a CFC or FSHCO in excess of 65% of the total voting Equity in such CFC or FSHCO, (c) any Equity held by a CFC or FSHCO, and (d) all preferred Equity in or issued by any Restricted Preferred Equity Entity.”
““Material Project Contracts” means (a) with respect to each Qualified Construction Project, each of (i) the gas rights agreement and/or other applicable agreements securing feedstock biogas and land rights, (ii) EPC agreements (if applicable with respect to such Qualified Construction Project), design/bid/build agreements, engineering services agreements, construction agreements and the associated notices to proceed for each of the foregoing and (iii) any other contracts material to such Qualified Construction Project’s viability or economic profile, including, without limitation, site lease agreements (as applicable) and (b) any other contract or arrangement to which any Restricted Person is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a Material Adverse Change.”
““Preferred Equity” means each of (i) the Series A preferred equity investment in Sponsor, with an initial aggregate purchase price of $100,000,000, pursuant to the Organizational Documents of Sponsor and that certain Subscription Agreement between Sponsor and Mendocino Capital, LLC, (ii) the Series A-1 preferred equity investment in Sponsor, with an initial aggregate purchase price of $30,000,000, pursuant to the Organizational Documents of Sponsor and that certain Subscription Agreement between Sponsor and Hillman RNG Investments, LLC, and (iii) any Permitted Replacement Equity.”

““Repayment Date” means the last Business Day of March, June, September and December of each year, the first of which shall be March 31, 2026.”
““Restricted Joint Venture” means Pine Bend RNG LLC, Noble Road RNG LLC and each other non-wholly owned Subsidiary or other Person whose Equity is owned, directly or indirectly, by a Restricted Person; provided that, “Restricted Joint Venture” shall not include any Restricted Preferred Equity Entity.”
““Term Loan Commitment Period” means the period from the Closing Date until March 5, 2026 (or, if earlier, the day on which the obligations of Term Loan Lenders to make Term Loans hereunder have been terminated or the Term Loans first become due and payable in full, in each case in accordance with this Agreement).”
(c) Amended Definitions: The following defined terms in Section 1.1 of the Credit Agreement are hereby amended as follows:
“Credit Underwriting Assumptions” is hereby amended to remove the amount “$240,000,000” and replace it with the amount “$295,000,000.”
Clause (i) of “Excluded Account” is hereby amended and restated in its entirety as follows:
“(i) any (a) deposit account, securities account, commodities account or other account of any Restricted Joint Venture, and (b) deposit account of a Restricted Preferred Equity Entity exclusively used for the purpose of (x) accumulating and paying preferred dividends to the preferred investors in the amounts permitted pursuant to clauses (a) and (f) of Section 7.7, (y) receiving and disbursing proceeds of issuances of preferred equity interests in such Restricted Preferred Equity Entity, and (z) receiving and disbursing proceeds of issuances of equity interests issued to Sponsor in Borrower or any Guarantor other than in connection with exercise of the Cure Right;”
“Excluded Assets” is hereby amended to add a new clause (j) to the end thereof:
“(j) intercompany Indebtedness owing from Sponsor to the Restricted Preferred Equity Entity to the extent arising solely from proceeds of preferred equity investments made into such Restricted Preferred Equity Entity, together with any promissory notes evidencing such Indebtedness (for the avoidance of doubt, including any Indebtedness owing from Sponsor to the Restricted Preferred Equity Entity arising out of the proceeds of preferred investment made in OPAL Fuels Non-ITC HoldCo II LLC by third party investors).”
Clause (i) of “Permitted Investments” is hereby amended and restated in its entirety as follows:
“(i) Investments in Restricted Joint Ventures or Restricted Preferred Equity Entities;”
Clause (k) of “Permitted Investments” is hereby amended to remove the period at the end thereof and to replace with “; and”.
“Permitted Investments” is hereby amended to add a new clause (l) to the end thereof:
“(l) extensions of credit (including pursuant to a promissory note) to Sponsor, in each case solely to the extent made from proceeds of an issuance of preferred equity in a Restricted Preferred Equity Entity.”
(d) Section 4.2(e)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(ii) Material Project Contracts. (A) The Borrower shall have delivered to the Administrative Agent duly executed copies of all Material Project Contracts (except for any Material Project Contracts described in clauses (ii) and (iii) of the definition thereof to the extent not available at such stage in the construction process), together with a certificate that such Material Project Contracts are in full force and effect and there are no material breaches or defaults outstanding thereunder and (B) to the extent that the Restricted Person that owns such Qualified Construction Project is a Restricted Joint Venture, copies of the operations and maintenance agreements and asset management agreements with respect to such Qualified Construction Project (which may be in draft form).”
(e) The following is hereby added as a new clause (f) to Section 6.14 of the Credit Agreement:

“(f) Distribution of Cash Flow from Restricted Preferred Equity Entity Accounts. Borrower shall cause all cash available for distribution by a Restricted Preferred Equity Entity to be distributed to a Guarantor or the Borrower no less frequently than quarterly.”
(f) Section 7.5(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(j) Dispositions of investment tax credits or any other tax, environmental or other incentive credits for fair market value (together with any associated interparty agreements or other agreements reasonably necessary to mitigate potential risk of recapture of such investment tax credits or other credits), provided that in connection with any Restricted Person entering into any agreement for the disposition of such investment tax credits or any other tax, environmental or other incentive credits, upon written request from the Borrower, the Collateral Agent shall enter into an interparty agreement with the purchaser of such credits and such Restricted Person substantially in the form of Exhibit G attached hereto or such other form of interparty agreement reasonably acceptable to the Collateral Agent;”
(g) Section 7.7(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(a) to the extent no Default has occurred and is continuing, any Distribution by Borrower or a Guarantor to Sponsor or to the Restricted Preferred Equity Entity (for distribution to the preferred investors in such Restricted Preferred Equity Entity), in an aggregate amount not to exceed $2,600,000 per Fiscal Quarter, solely for purposes of servicing cash preferred dividends due and payable under the Preferred Equity;”
(h) Section 7.7(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(c) to the extent (i) no Default has occurred and is continuing, (ii) there are remaining unused Term Loan Commitments, and (iii) before and after giving pro forma effect to such Distribution, the Borrower (x) shall be in pro forma compliance with the Financial Performance Covenants, (y) shall have an aggregate amount not less than $35,000,000 of (1) minimum Availability under the aggregate Revolving Credit Commitments and (2) cash and Cash Equivalents and (z) shall have received prior to such Distribution an aggregate amount of cash proceeds from dispositions of any investment tax credits or Clean Fuel Production Tax Credits (45Z), or any cash received directly for any Clean Fuel Production Tax Credits (45Z) in an aggregate amount in excess of $25,000,000, any Distribution by the Borrower using the proceeds of Term Loans borrowed for a Delayed Draw Term Loan Permitted Use described in clause (a) of the definition thereof solely for purposes of repayment or redemption of the Preferred Equity (other than any Permitted Replacement Equity);”
(i) The period at the end of Section 7.7(f)(vi) of the Credit Agreement is removed and replaced with “; and” and the following is hereby added as a new clause (g) to Section 7.7 of the Credit Agreement:
“(g) any Distribution by a Restricted Preferred Equity Entity, Borrower or Guarantor that is made solely from the proceeds of either (x) a preferred equity issuance by the Restricted Preferred Equity Entity, or (y) equity proceeds contributed to such Person from a Person that is not a Borrower or Guarantor (other than in connection with the exercise of the Cure Right).”
(j) Section 7.13(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b) Consolidated Debt to Cash Flow Ratio. The Borrower shall not permit the Consolidated Debt to Cash Flow Ratio, tested as of the last day of each Fiscal Quarter, commencing with the last day of the first full Fiscal Quarter ending after the Closing Date, (a) with respect to any Fiscal Quarter ending prior to June 30, 2025, to be greater than 4.50:1.00 and (b) with respect to any Fiscal Quarter ending on or after June 30, 2025, to be greater than 4.00:1.00.”
(k) Form of Interparty Agreement. Exhibit G (Form of Interparty Agreement) is hereby added to the Credit Agreement in the form set forth in Annex I attached hereto.

SECTION 3. Dissolution of Inactive Guarantors. The Borrower has informed the Administrative Agent and the Lenders that OPAL Fuel Services LLC, OPAL Environmental Credit Marketing LLC, OPAL Station Holdings LLC, OPAL Station Services LLC, and OPAL Dispensing LLC, each a Delaware limited liability company and Guarantor (collectively, the “Inactive Guarantors”), have no assets or operations and as a result, the Borrower desires to dissolve the Inactive Guarantors. Sections 7.4 and 7.5(m) of the Credit Agreement permit the dissolution of Restricted Persons without the Lenders’ consent in a manner that would not materially and adversely affect the Secured Parties’ rights or remedies under the Loan Documents and to the extent the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders. The Borrower represents and warrants to each Agent and each Lender on the date hereof that the dissolution of the Inactive Guarantors would not materially and adversely affect the Secured Parties’ rights or remedies under the Loan Documents and that Borrower has determined in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Lenders. Although the Borrower does not believe that such consent is necessary, out of an abundance of caution the Borrower requests, and subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Administrative Agent and the Lenders and LC Issuers party hereto (constituting all Lenders and LC Issuers) hereby consent and agree to the dissolution of the Inactive Guarantors.
SECTION 4. Consent and Approval. Subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Administrative Agent and the Lenders and LC Issuers party hereto (constituting all Lenders and LC Issuers) hereby consent and agree to the amendments to the Credit Agreement set forth in Section 2 above and the execution, delivery and performance of this Agreement.
SECTION 5. Condition Precedent to Effectiveness. This Agreement shall become effective as of the Effective Date only upon satisfaction of the following conditions precedent:
(a) Administrative Agent shall have received executed counterparts of this Agreement from the Borrower, each Guarantor, the Administrative Agent and the Lenders and LC Issuers party hereto (constituting all Lenders and LC Issuers).
(b) All representations and warranties made by any Restricted Person in any Loan Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Effective Date (except to the extent that such representation or warranty was made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such specific date).
(c) No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated by this Agreement.
(d) Administrative Agent, for the benefit of the Lenders, shall have received the fees set forth in Section 7 below, together with all reimbursements required to be paid to any Agent or any Lender pursuant to any Loan Documents or this Agreement. Administrative Agent shall have received payment from Borrower for estimated reasonable and documented out-of-pocket fees and expenses of counsel for which invoices have been presented not less than two Business Days prior to the Effective Date.
SECTION 6. Representations and Warranties. The Borrower (for itself and on behalf of each Guarantor) hereby represents and warrants to the Administrative Agent, the Lenders and the LC Issuers that, as of the Effective Date:
(a) No Default or Event of Default has occurred and is continuing or would result from the transactions contemplated by this Agreement.
(b) The Borrower and each Guarantor is a limited liability company, limited partnership or corporation, as applicable, and (i) is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is authorized to do business and is in full force and effect in its jurisdiction of organization and in good standing (or other jurisdictional equivalent) in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary; and (iii) has all requisite limited liability company power and authority to own or hold under lease the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted under this Agreement.
(c) The Borrower and each Guarantor has duly authorized, executed and delivered this Agreement and the Credit Agreement (as amended hereby), and neither such Person’s execution and delivery of this Agreement nor the performance of this Agreement or the Credit Agreement (as amended hereby) (i) is in conflict with or results in a breach of such Person’s organizational documents; (ii) violates any Material Project Contract or judgment, license, order or Permit of any Governmental Authority applicable to or binding on such Person or any of its respective properties, except for any such violation of a Material Project Contract or judgment, license, order or

Permit of any Governmental Authority that would not reasonably be expected to cause a Material Adverse Change; (iii) results in any material breach of or constitute any material default under, or results in or requires the creation of any Lien (other than Permitted Liens) upon any of the Collateral under, any Material Project Document to which it is a party or by which it or any of the Collateral may be bound or affected; or (iv) requires the material consent or approval of any other Person, which has not already been obtained.
(d) Assuming the due authorization, execution and delivery by each other party hereto, each of this Agreement and the Credit Agreement (as amended hereby) is a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and subject to general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).
SECTION 7. Extension Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender, a one-time nonrefundable extension fee equal to 0.25% of such Lender’s aggregate Commitments under the Credit Agreement (as amended by this Agreement) (the “Extension Fee”). The Extension Fee shall be due and payable on the Effective Date.
SECTION 8. Reaffirmation.
(a) The Borrower and each Guarantor hereby expressly acknowledge the terms of this Agreement and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Agreement and the transactions contemplated hereby, and (ii) its grant of Liens on the Collateral to secure the Obligations (including as amended by this Agreement) pursuant to the Security Documents.
(b) The Borrower and each Guarantor hereby agrees that, notwithstanding the effectiveness of this Agreement or any of the transactions contemplated hereby, its guarantees, pledges, grants of security interests and other obligations, as applicable, and the terms of each of the Security Documents to which it is a party, are not impaired or adversely affected in any manner whatsoever, and shall continue to be in full force and effect and shall continue to secure all the Obligations (including as amended by this Agreement) including, without limitation, the Commitments and the Loans.
SECTION 9. Miscellaneous.
(a) Costs and Expenses. Without limiting the obligations of the Borrower under the Credit Agreement, the Borrower agrees to pay or reimburse all of the reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Agreement in accordance with the terms of Section 11.4 of the Credit Agreement, including all reasonable and documented fees, disbursements and other charges of Milbank LLP, counsel for the Administrative Agent.
(b) Reference to and Effect on other Loan Documents. On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Agreement.
(c) Continuing Effect; No Waiver. Except as set forth herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. This is a limited amendment and one-time consent, and the execution and delivery of this Agreement shall not, except as expressly provided herein, constitute (a) a waiver or amendment of any provision of any Loan Document, (b) a waiver of any Default, Event of Default, or any other breach of the Credit Agreement or any Loan Document, whether now existing or hereafter arising, or (c) a waiver of any right, power or remedy of any Agent or any of the Secured Parties under any Loan Document, including, other than as expressly set forth herein, rights, powers and remedies arising out of or relating to any existing Defaults or Events of Default. No course of dealing and no failure or delay by any Secured Party in exercising any right, power or remedy under any Loan Document shall operate as a waiver thereof or otherwise prejudice the rights, powers or remedies of such Secured Party. This Agreement shall be a “Loan Document” for purposes of the definition thereof in the Credit Agreement.
(d) Electronic Execution. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the

Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept electronic signatures in any form or in any format in the event that the Administrative Agent shall have notified the Borrower in writing that a manually executed signature is required with regard to any one or more documents.
(e) GOVERNING LAW. THIS AGREEMENT AND ANY INSTRUMENT OR AGREEMENT REQUIRED HEREUNDER (TO THE EXTENT NOT EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(f) Incorporation by Reference. Sections 11.7(b) to (e) (Governing Law; Submission to Jurisdiction; Venue; Service of Process), 11.8 (Severability), 11.9 (Electronic Execution; Electronic Records; Counterparts) and 11.10 (Waiver of Jury Trial) of the Credit Agreement are hereby incorporated by reference as if fully set forth in this Agreement mutatis mutandis.
(g) Direction. The Lenders and LC Issuers party to this Agreement (constituting unanimous Lenders and LC Issuers) hereby direct the Administrative Agent to execute this Agreement.
(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective proper and duly authorized officers, representatives or authorized persons as of the day and year first above written.

OPAL FUELS INTERMEDIATE HOLDCO LLC,
as Borrower

By: /s/ Jonathan Maurer Name: Jonathan Maurer
Title: Co-Chief Executive Officer

OPAL FUELS STATION SERVICES LLC
OPAL FUEL SERVICES LLC
OPAL ENVIRONMENTAL CREDIT MARKETING LLC
OPAL STATION HOLDINGS LLC
OPAL STATION SERVICES LLC
OPAL DISPENSING LLC
OPAL FUELS NON-ITC HOLDCO LLC
OPAL RENEWABLE POWER LLC
ALBANY ENERGY LLC
ARBOR HILLS ENERGY LLC
C&C ENERGY LLC
CMS CHARLOTTE ENERGY LLC
CONCORD ENERGY LLC
FALL RIVER RENEWABLE POWER LLC
MIRAMAR ENERGY LLC
MM LOPEZ ENERGY LLC
MM SAN DIEGO LLC
MM TAUNTON ENERGY LLC

MM WEST COVINA LLC
NEO ALBANY, L.L.C.
NEO LOPEZ CANYON LLC
NEO SAN DIEGO LLC
NEO TAUNTON LLC
NEO WEST COVINA LLC
PIONEER CROSSING ENERGY LLC
PORT CHARLOTTE ENERGY LLC
PRINCE WILLIAM HOLDINGS LLC
MM PRINCE WILLIAM ENERGY LLC
NEO PRINCE WILLIAM, LLC
PRINCE WILLIAM ENERGY LLC
RICHMOND ENERGY LLC
SAN MARCOS ENERGY LLC
SANTA CRUZ ENERGY LLC
SYCAMORE ENERGY LLC
SYCAMORE ENERGY 1 LLC
SYCAMORE ENERGY 2 LLC

as a Guarantor

By: /s/ Jonathan Maurer Name: Jonathan Maurer Title: Co-Chief Executive Officer

OPAL FUELS ITC HOLDCO LLC
BEACON HOLDCO LLC
BEACON RNG LLC
BEACON RNG ACQUISITION LLC
BEACON LANDFILL GAS HOLDINGS LLC
GREENTREE LANDFILL GAS COMPANY, LLC
IMPERIAL LANDFILL GAS COMPANY, LLC
NEW RIVER HOLDCO LLC
NEW RIVER RNG LLC
PINE BEND HOLDCO LLC
NOBLE ROAD HOLDCO LLC
POLK COUNTY RNG LLC
PRINCE WILLIAM RNG LLC
COTTONWOOD RNG LLC
OPAL LAND2GAS LLC

as a Guarantor

By: /s/ Jonathan Maurer Name: Jonathan Maurer Title: Co-Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Teresa Weirath Name: Teresa Weirath Title: Vice President

AA INFRASTRUCTURE FUND 1 LTD., as a Lender
By: Apollo Insurance Solutions Group LP, its
Investment Manager

By Apollo Credit Management, LLC, its Sub-
Advisor

By: /s/ William B. Kuesel Name: William B. Kuesel Title: Vice President

Ares Capital Corporation, as a Lender

By: /s/ Michael Smith Name: Michael Smith Title: Authorized Signatory
ATC AGGREGATOR (B), L.P, as a Lender
By: Apollo Clean Transition Capital Advisors, L.P.,
its general partner
By: ACTC Advisors GP, LLC, its general partner
By: APH Holdings (DC), L.P., its general partner
By: Apollo Principal Holdings B GP, LLC, its
general partner

By: /s/ William B. Kuesel Name: William B. Kuesel Title: Vice President
Bank of Montreal, as a Lender

By: /s/ Alex Wu Name: Alex Wu Title: Director
BANKUNITED, N.A., as a Lender

By: /s/ Michael van Teeffelen Name: Michael van Teeffelen Title: SVP
CELTIC BANK CORPORATION, as a Lender

By: /s/ Robin Pitts Name: Robin Pitts Title: AVP, Renewable Energy Underwriting Manager
CITIBANK, N.A., as a Lender

By: /s/ Cathy Shepherd Name: Cathy Shepherd Title: Managing Director and Vice President
Customers Bank, as a Lender

By: /s/ Tim T. Zhakselekov Name: Tim T. Zhakselekov Title: Senior Vice President
ICBC Standard Bank Plc, as a Lender

By: /s/ D.L. Spurr Name: D.L. SPURR Title: Authorized Signatory

By: /s/ Robert Christensen Name: Robert Christensen Title: Managing Director
INVESTEC BANK PLC, as a Lender

By: /s/ Steven Cowland Name: Steven Cowland Title: Authorised Signatory

By: /s/ Shelagh Kirkland Name: Shelagh Kirkland Title: Authorised Signatory
IVY XIX FINANCING, LLC., as a Lender By: Ivy Hill Asset Management, L.P., as Servicer

By: /s/ Stephanie Setyadi Name: Stephanie Setyadi Title: Authorized Signatory
JPMorgan Chase Bank N.A., as a Lender

By: /s/ Anca Loghin Name: Anca Loghin Title: Authorized Officer
Morgan Stanley Senior Funding, Inc., as a Lender

By: /s/ Aaron McLean Name: Aaron McLean Title: Vice President
BANK OF AMERICA, N.A., as a Lender and LC Issuer

By: /s/ Christopher DiBiase Name: Christopher DiBiase Title: Director
BARCLAYS BANK PLC, as a Lender and LC Issuer

By: /s/ Sydney G. Dennis Name: Sydney G. Dennis Title: Director

Annex I

Exhibit G
(Form of Interparty Agreement)

(see attached)

[FORM OF] INTERPARTY AGREEMENT
This INTERPARTY AGREEMENT (the “Agreement”) is dated as of [___], 202[_] (“Effective Date”), by and among OPAL Fuels Intermediate HoldCo LLC, a Delaware limited liability company (the “Borrower”), [______] (the “Seller”), [______] (the “Buyer”) and Bank of America, N.A., in its capacity as collateral agent for the secured parties under the Credit

Agreement (as defined below) (together with its successors, designees and assigns, in such capacity, the “Collateral Agent”).
RECITALS
A. Pursuant to that certain [ITC Purchase Agreement] dated as of [______], by and among the Seller and the Buyer (as amended, modified, renewed or restated from time to time, the “Purchase Agreement”), the Seller agrees to sell and assign to the Buyer, and the Buyer agrees to purchase and receive assignment from the Seller, all of the Seller’s right, title and interest in the certain investment tax credits (the “Purchased ITC”), generated by that certain renewable natural gas facility as described therein (the “Project”) for which the Buyer will make a payment to the Seller in accordance with the terms thereof.
B. This Agreement is being entered into in connection with that certain Credit and Guarantee Agreement, dated as of September 1, 2023, by and among the Borrower, Bank of America, N.A., as the administrative agent, the financial institutions from time to time parties thereto as lenders and as issuers of letters of credit, and the other agents and persons from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), which is secured by the Security Documents (as defined in the Credit Agreement).
C. The Seller is directly or indirectly a subsidiary of the Borrower.
D. The Security Documents include, among other things, security agreements covering all of the Borrower’s [and the Seller’s][1] assets and certain pledge agreements covering the membership interests in the Borrower’s subsidiaries (including the Seller), all as more particularly provided for in the Credit Agreement and the Security Documents.
E. In order to protect their respective interests in the Purchase Agreement and the Purchased ITC, the Borrower, the Seller and the Buyer have requested that the Collateral Agent agree, that, during the Recapture Period (as defined below), the Collateral Agent shall refrain from exercising certain enforcement rights under the Security Documents, in each case, on and subject to the terms and conditions set forth herein.
F. The Collateral Agent has agreed to refrain from exercising certain enforcement rights under certain of the Security Documents, in each case, on and subject to the terms and conditions set forth herein.
AGREEMENT
For mutual consideration, including the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

1.Limitation on Enforcement Rights.

(a)During the period commencing on the Project’s placed in service date (for U.S. federal income tax purposes) and ending on the last day of the month following the date that is five (5) years after the Project’s placed in service date (for federal U.S. income tax purposes) (the “Recapture Period”),[2] the Collateral Agent agrees to refrain from foreclosing upon the assets of, or equity interests in, the Seller, in a manner that would cause a recapture under Section 50 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), disallowance, or reduction of any Purchased ITC of the Buyer (a “Recapture Event”).

a.Notwithstanding the foregoing, Collateral Agent shall be permitted to foreclose on any assets of, or any equity interest in, the Seller (or on any other Collateral) without regard to any restriction that may otherwise be imposed upon the Collateral Agent pursuant to this Agreement if there is an Event of Default arising under Section 9.1(i) of the Credit Agreement that is not in respect of any filing of a bankruptcy petition or similar proceeding instituted by the Collateral Agent.

a.This Agreement shall be effective as of the Effective Date, upon receipt by the Collateral Agent as of the Effective Date of counterparts of this Agreement, duly executed by the Collateral Agent, the Borrower, the Seller and the Buyer. This Agreement shall automatically terminate and be of no further force and effect from and after, the end of the Recapture Period.

1.Collateral Agent Cure Right. The Buyer shall, simultaneously with the giving of any notice of the occurrence of a default or event of default under the Purchase Agreement (a “Buyer Default Notice”), give a duplicate copy thereof to the Collateral Agent. The Collateral Agent shall have the right, but not the obligation, to cure the event(s) of default listed in any Buyer Default Notice. For monetary defaults, the cure period shall be 30 days from (a) delivery of Buyer Default Notice, or (b) the cure period under the Purchase Agreement, whichever is longer. For all other defaults, the cure period shall be 90 days from (x) delivery of Buyer Default Notice, or (y) the cure period afforded to the Seller under the Purchase Agreement, whichever is longer; provided that if the Collateral Agent has commenced and is diligently pursuing the cure of all such event(s) of default within the 90-day period, the Collateral Agent shall have such additional reasonable period of time as may be necessary to cure such event(s) of default, provided, further, that such additional period of time shall not exceed 90 days without the consent of the Buyer. With respect to any such Collateral Agent cure, the Buyer shall accept performance by or on behalf of the Collateral Agent as though, and with the same effect as if, it had been done or performed by the Seller.

1.Representations and Warranties. The Buyer represents and warrants to the Collateral Agent as of the date hereof as follows:

(a)The Buyer is a corporation, limited liability company, partnership or another entity duly formed and has all requisite corporate, limited liability company, partnership or other power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

a.This Agreement has been duly authorized, executed and delivered by the Buyer, constitutes the legal, valid and binding obligation of the Buyer and, except as may be affected by bankruptcy, insolvency, moratorium, reorganization and other laws and judicial decisions affecting the rights of creditors generally and general principles of equity, is enforceable against the Buyer in accordance with its terms.

a.The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not, without the giving of notice or the lapse of time, or both, (i) violate any provision of law to which the Buyer is subject, (ii) violate any order, judgment, or decree applicable to the Buyer, or (ii)

conflict with, or result in a breach or default under, any term or condition of its certificate of formation, or limited liability company agreement or other organizational document, as applicable, or any agreement or other instrument to which the Buyer is a party or by which the Buyer is bound.

a.All consents, approvals and filings then required to be obtained or made by the Buyer to execute and deliver this Agreement and to perform this Agreement have been obtained or made and are in full force and effect.

a.There is no pending or, to the Buyer’s knowledge, threatened (in writing) litigation, claim, action, suit, proceeding or governmental authority investigation against Buyer which seeks the issuance of an order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement.

a.The representations and warranties of the Buyer in the Purchase Agreement are true and correct.

a.To the Buyer’s knowledge, there are no disputes between the Buyer and the Seller with respect to the Purchase Agreement.

a.The Buyer has not received written notice of, or consented to, the assignment of any of the Seller’s right, title, or interest in the Purchase Agreement to any person or entity other than Collateral Agent.

a.The Purchase Agreement and this Agreement are the only agreements between the Seller and the Buyer with respect to the matters set forth in the Purchase Agreement.

1.Miscellaneous.

(a)Any notice, election, communication, request or other document or demand required or permitted under this Agreement shall be in writing and shall be deemed delivered on the earlier to occur of (i) receipt, or (ii) the date of delivery, refusal or nondelivery indicated on the return receipt, if deposited in a United States Postal Service Depository, postage prepaid, sent certified or registered mail, return receipt requested, or if sent via a recognized commercial courier service providing for a receipt, addressed to the Borrower, the Seller, the Collateral Agent or the Buyer, as the case may be, at the following addresses:
If to Collateral Agent:
[______]
Attention: [______]
Email: [______]

If to Borrower:
[______]
Attention: [______]
Email: [______]

with a copy to:

[______]
[______]
[______]
Attention: [______]
Email: [______]

If to Seller:
[______]
Attention: [______]
Email: [______]

with a copy to:

[______]
[______]
[______]
Attention: [______]
Email: [______]

If to Buyer:
[______]
[______]
[______]
Attention: [______]
Email: [______]

a.Any party shall have the right to change its address for notice hereunder to any other location within the United States by giving of prompt written notice to the other parties in the manner set forth hereinabove. Prior to receipt of such a notice of change of address or change of other notice information, the sending party may continue to rely conclusively upon a party's most recent address or other notice information.

a.This Agreement shall be binding upon and inure to the benefit of each of the parties hereto.

a.If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to be enforceable, or if such modification is not practicable, such provision shall be replaced with a valid and enforceable provision which shall (i) cover the same subject matter, and (ii) be composed in a manner which is most closely akin to the parties’ intent and does not frustrate that intent.

a.Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by each party hereto.

a.This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each party submits, in any action or proceeding arising out or relating to this Agreement, to the exclusive jurisdiction of the courts of the State of New York and the Courts of the United States of America, in each case, located in New York County, New York, and the appellate courts from any thereof, and consents that any such action or proceeding may be bought in such courts, and waives any objection that it may have or hereafter have to the venue of any such proceeding in any such court.

a.Time is of the essence with respect to all provisions of this Agreement.

a.In the event of any conflict between (i) the provisions of this Agreement and any of the other Loan Documents (as defined in the Credit Agreement) or (ii) the provisions of this Agreement and the Purchase Agreement, in each case, the provisions of this Agreement shall control.

a.EACH PARTY HEREBY KNOWINGLY AND VOLUNTARILY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

a.This Agreement may be executed in any number of counterparts with the same effect as if all of parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement and any amendments, modifications and waivers hereto, to the extent signed and delivered by electronic means shall be treated in all manner and respects as an original and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

a.Nothing in this Agreement shall extend to or affect in any way the Borrower’s or the Seller’s obligations or, except (and only to such extent) as expressly provided for in this Agreement, any of the rights or remedies of the Collateral Agent arising under the Loan Documents, and, except (and only to the extent) as expressly provided for in this Agreement, the Collateral Agent shall not be deemed to have waived any of such rights or remedies with respect to any of the Events of Default or event or condition which, with notice or the lapse of time, or both, would become an Event of Default under the Loan Documents and which upon the Borrower’s or the Seller’s execution and delivery of this Agreement might otherwise exist or which might hereafter occur.

a.All references to Collateral Agent contained herein refer to Collateral Agent, not acting in its individual capacity, but solely as Collateral Agent for the benefit of the Secured Parties under the Loan Documents in accordance with and subject to the Loan Documents. The Collateral Agent shall be entitled to all of its protections, indemnities, immunities and rights set forth in the Loan Documents, all of which are incorporated herein by reference mutatis mutandis, in the performance of any act, right, power, duty or obligation under this Agreement. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that Collateral Agent may exercise any of their rights or remedies under this Agreement through any designees or assignees, without the consent of the other parties, subject to the terms of the Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date first above written.

COLLATERAL AGENT: BANK OF AMERICA, N.A., as Collateral Agent By: Name: Title:

BORROWER: OPAL FUELS INTERMEDIATE HOLDCO LLC, a Delaware limited liability company By: Name: Title:

SELLER: [______] By: Name: Title:

BUYER: [______] By: [______] By: Name: [______] Title: [______]

[1] NTD: To be included if Seller is also a Guarantor.
[2] NTD: This form assumes that the Purchase Agreement will be entered into in respect of a single Project. To the extent a Purchase Agreement covers multiple Projects, then the definition of Recapture Period will need to be modified as appropriate.